SEMPLE & COOPER, LLP
Certified Public Accountants and Consultants
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        2700 North Central Ave., Ninth Floor, Phoenix, Arizona 85004
                      Tel 602-241-1500 FAX 602-234-1867







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K for SALESREPCENTRAL.COM, INC. date September 6, 2001.




/s/ SEMPLE & COOPER, LLP
Phoenix, Arizona
September 10, 2001